Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Paramount Group, Inc. on Form S-3 of our report dated February 15, 2018, relating to the financial statements of 712 Fifth Avenue, L.P., appearing in the Annual Report on Form 10-K of Paramount Group, Inc. for the year ended December 31, 2017 and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 3, 2018